UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 31, 2014

CYCLONE POWER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-54449 (Commission File Number)	26-0519058 (IRS Employer Identification No.)

601 NE 26th Court, Pompano Beach, Florida (Address of principal executive offices)	33064 (Zip Code)

Registrant’s telephone number, including area code: (954) 943-8721

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws

On January 31, 2014, Cyclone Power Technologies, Inc. (the “Company”) filed an amendment to its Articles of Incorporation (the “Amendment”) with the Florida Secretary of State to increase its authorized common stock to 900 million shares. The filing occurred 20 days after mailing a definitive Information Statement on Form 14C to the Company’s shareholders. The Amendment had been adopted on December 19, 2013 by unanimous vote of the Company’s Series B Preferred Shareholders, who collectively have the right to cast 51% of the votes necessary for adoption of matters brought before the common shareholders of the Company.

Item 3.03      Material Modification to Rights of Security Holders

The information set forth under Item 5.03 of this Form 8-K is incorporated herein by reference.

ITEM 9.01      Financial Statements and Exhibits

3.09	Written Consent of the Shareholders in lieu of a Meeting, dated December 19, 2013

3.10	Amendment to the Articles of Incorporation of the Company, dated January 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 4, 2014	CYCLONE POWER TECHNOLOGIES, INC.

	By:	/s/ Harry Schoell
Harry Schoell Chairman